UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material under §240.14a-12.

PHENIXFIN CORPORATION
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit per Exchange Act Rules 14a-6(i)(2) and 0-11.

PHENIXFIN CORPORATION
445 Park Avenue, 10th Floor
New York, New York 10022
(212) 859-0390

March 14, 2023

Dear Stockholder:

You are cordially invited to participate in the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of PhenixFIN Corporation (the “Company”) to be held on April 27, 2023 at 10:00 A.M., Eastern Time. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/PFX2023.

If you are a “stockholder of record,” you will be able to vote by following the instructions on the enclosed proxy.  If you are a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account. You should follow the voting directions provided by your bank or broker. You may complete and mail a voting instruction form to your bank or broker or, if your bank or broker allows, submit voting instructions by telephone or the Internet pursuant to instructions provided by your bank or broker.

At the Annual Meeting, you will be asked to:

1.	Elect two (2) directors of the Company, to serve for a term of three years, or until their successors are duly elected and qualified;

2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023;

3.	Provide an advisory vote on executive compensation,

4.	Transact such other business that may properly come before the Annual Meeting.

Details of the business to be conducted at the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. I, along with other members of the Board and the management of the Company, will be available to respond to stockholders’ questions.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting and vote during the Meeting, we urge you to complete, date and sign the enclosed proxy card and promptly return it in the enclosed postage-paid return envelope provided, authorize your proxy by telephone or through the Internet as described on the enclosed proxy card, or, if you are a beneficial owner, follow the voting instruction form of your bank or broker as soon as possible.

We look forward to your participation in the Annual Meeting. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,

/s/ David Lorber
David Lorber
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2023.

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2022, are available on the Internet through our website at http://www.phenixfc.com.

The following information applicable to the Annual Meeting may be found in the Proxy Statement and accompanying proxy card:

•	The date and time of the Annual Meeting and instructions to participate in the Annual Meeting via live webcast;

•	A list of the matters intended to be acted on and our recommendations regarding those matters; and

•	Any control/identification numbers that you need to access your proxy card.

If you have questions about the Annual Meeting or other information related to the proxy solicitation, you may contact Okapi Partners LLC, the Company’s proxy solicitor, at the address and telephone number listed below.

Okapi Partners LLC
1212 Avenue of the Americas, Floor 24
New York, NY 10036
Banks and Brokers Call: (212) 297-0720
All Others Call Toll Free: (844) 201-1170
Email: info@okapipartners.com

PhenixFIN Corporation
445 Park Avenue, 10th Floor
New York, New York 10022
(212) 859-0390

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To be Held on
April 27, 2023, 10:00 A.M., Eastern Time

To the Stockholders of PhenixFIN Corporation:

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of PhenixFIN Corporation (the “Company”) will be held on April 27, 2023, at 10:00 A.M., Eastern Time. To support the health and well-being of our stockholders and other meeting participants, the Annual Meeting will be held in a virtual meeting format setting only. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/PFX2023. The Annual Meeting will be held, for the following purposes, to:

1.	Elect two (2) directors of the Company, to serve for a term of three years, or until their successors are duly elected and qualified;

2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023;

3.	Provide an advisory vote on executive compensation,

4.	Transact such other business that may properly come before the Annual Meeting.

You have the right to receive notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 2, 2023. Shareholders as of the record date may attend, vote and submit questions virtually at our Annual Meeting by logging in at www.virtualshareholdermeeting.com/PFX2023. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on their proxy card or, if they are a beneficial owner, their voting instruction form. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to vote or submit questions. If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on our virtual shareholder login site (at www.virtualshareholdermeeting.com/PFX2023) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Annual Meeting at 9:45 a.m., Eastern Standard Time, on April 27, 2023.

Whether or not you plan to attend the Annual Meeting, you are urged to vote in advance of the Annual Meeting.    If you are a stockholder of record, please sign the enclosed proxy card and return it promptly in the postage-paid return envelope provided or vote by telephone or through the Internet. Please refer to the voting instructions provided on your proxy card. If you hold your shares beneficially through a bank or broker, please follow the voting instruction form of your bank or broker.

 If there are insufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned. In addition, the Chairman of the Annual Meeting will have the authority to adjourn the Annual Meeting from time-to-time without notice and without the vote or approval of the stockholders.

Thank you for your support of the Company.
By Order of the Board of Directors,

/s/ David Lorber
David Lorber
Chairman of the Board of Directors

New York, New York
March 14, 2023

To ensure proper representation at the Annual Meeting, please complete, sign, date and return the proxy card in the enclosed self-addressed envelope or vote by telephone or through the internet.  Even if you vote your shares prior to the Annual Meeting, you still may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PFX2023 and vote your shares at the time of the Annual Meeting if you wish to change your vote.  To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on their proxy card or voting instruction form.

If your shares of common stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with the enclosed voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting instruction form.

PhenixFIN Corporation
445 Park Avenue, 10th Floor
New York, New York 10022
(212) 859-0390

PROXY STATEMENT
2023 Annual Meeting of Stockholders
To be Held on April 27, 2023, 10:00 A.M., Eastern Time

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of PhenixFIN Corporation (the “Company,” “we,” “us,” or “our”) for use at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 27, 2023, at 10:00 A.M., Eastern Time. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/PFX2023. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on their proxy card or, if they are a beneficial owner, their voting instruction form. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to vote or submit questions. A Notice of Internet Availability of Proxy Materials regarding this proxy statement is being first mailed to stockholders on or about March 17, 2023, containing instructions on how to access and review our proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy online, via phone or via mail. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

If you are a “stockholder of record” (i.e., you hold shares directly with the Company or the Company’s transfer agent in your name), please sign and date the accompanying proxy card, or authorize your proxy by telephone or through the Internet, as indicated on the proxy card. If the Company receives your vote in time for voting at the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on the proxy card, based upon the recommendation of the Board, the shares covered by the proxy card will be voted FOR the election of the nominees as directors, FOR the ratification of appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023, and FOR the executive compensation presented in this Proxy Statement.

If you are a stockholder of record, you may revoke a proxy at any time by (1) notifying Okapi Partners LLC in writing, (2) submitting a properly executed, later-dated proxy card, or voting via Internet or telephone at a later time or (3) participating in the Annual Meeting and voting your shares at the Annual Meeting. Please send your notification to Okapi Partners LLC, 1212 Avenue of the Americas, Floor 24, New York, NY 10036.

If your shares of common stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with the enclosed voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting instruction form.

If you hold shares of common stock through a broker, bank or other nominee and you want to participate and vote at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting.

Purpose of Meeting

At the Annual Meeting, you will be asked to vote on the following proposals, to:

1.	Elect two (2) directors of the Company, to serve for a term of three years, or until their successors are duly elected and qualified (Proposal I);

2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023 (Proposal II);

3.	Provide an advisory vote on executive compensation (Proposal III); and

4.	Transact such other business that may properly come before the Annual Meeting.

Record Date

The record date for the Annual Meeting is the close of business on March 2, 2023 (the “Record Date”). You may cast one vote for each share of common stock that you owned as of the Record Date. As of the Record Date, there were 2,094,238.253 shares of the Company’s common stock outstanding and entitled to vote.

Quorum and Adjournment

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of the holders of a majority of outstanding shares of the Company’s common stock as of the Record Date will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the Annual Meeting.

If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. Such adjournment will be permitted if approved by a majority of the votes cast by the holders of shares of our common stock present in person or by proxy at the Annual Meeting, whether or not a quorum exists. Abstentions and “broker non-votes” (see below) will not be counted as votes cast on such adjournment and will have no effect on the adjournment vote. In addition, the Chairman of the Annual Meeting will have the authority to adjourn the Annual Meeting from time-to-time without notice and without the vote or approval of the stockholders.

Vote Required

Election of Directors.    The election of a director requires the affirmative vote of a plurality of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting. Under the plurality voting standard, the nominees who receive the largest number of affirmative votes “FOR”, even if less than a majority, are elected to the Board, up to the maximum number of directors to be elected. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated and will have no effect on the outcome of such election. Abstentions and broker non-votes will have no effect on the outcome of such election.

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors in accordance with the recommendation of the Board.

Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting is required to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm.  Abstentions will not be considered votes cast on this proposal and will have no effect on this proposal.

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the ratification of appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the 2023 fiscal year in accordance with the recommendation of the Board.

Advisory Vote on Executive Compensation.    The affirmative vote of a majority of all the votes cast at the Annual Meeting in person or by proxy is required for the approval of the proposal on executive compensation. As an advisory vote, this proposal is not binding upon the Company. However, the Board and the Compensation Committee will consider the outcome of the vote when making future decisions regarding executive compensation.  Abstentions and broker non-votes will not be considered votes cast on this proposal and will have no effect on this proposal.

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the executive compensation presented in this Proxy Statement in accordance with the recommendation of the Board.

Broker Non-Votes.  A “broker non-vote” with respect to a matter occurs when a broker, bank or other nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have discretionary authority to vote the shares on such proposal. Brokers, banks and other nominees will not have discretionary authority to vote with respect to the election of directors (Proposal I) or the advisory vote on executive compensation (Proposal III) at the Annual Meeting, but may have discretionary authority to vote on the ratification of appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm (Proposal II).

Additional Solicitation.    If there are not enough votes to approve any proposals at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies. In addition, the Chairman of the Annual Meeting will have the authority to adjourn the Annual Meeting from time-to-time without notice and without the vote or approval of the stockholders.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

Information Regarding this Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. The Company has engaged the services of Okapi Partners LLC, for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $15,000, plus reimbursement of certain expenses and fees for additional services requested. If brokers, trustees, or fiduciaries and other institutions or nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by directors, director nominees, or executive officers of the Company. No additional compensation will be paid to directors or executive officers of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power and has the same address as the Company. The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company. The address of all executive officers and directors is c/o PhenixFIN Corporation, 445 Park Avenue, 10th Floor, New York, NY 10022.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially		Percentage of Class(1)
Adalta Capital Management LLC	118,973	(2)	5.7%
22NW Fund, LP	117,885	(3)	5.6%
Interested Director
David A. Lorber	178,722.416	(4)	8.5%
Independent Directors
Arthur S. Ainsberg	1,000		* %
Howard Amster	253,866	(5)	12.1%
Karin Hirtler-Garvey (Nominee)	1,000		* %
Lowell W. Robinson (Nominee)	1,000		* %
Executive Officer
Ellida McMillan	761		* %
All executive officers and directors as a group (6 persons)	436,349.416		20.8%

*	Represents less than one percent.
(1)	Based on a total of 2,094,238.253 shares of the Company’s common stock issued and outstanding on March 2, 2023.
(2)
Based on the information included in the Schedule 13G Amendment filed by Adalta Capital Management LLC with the SEC on February 13, 2023. The Address of Adalta Capital Management LLC is 445 Park Avenue, Suite 16D, New York, NY 10022.

(3)	Based on the information included in the Schedule 13G filed by 22NW Fund, LP with the SEC on February 13, 2023. The Address of 22NW Fund, LP is 1455 NW Leary Way, Suite 400, Seattle, Washington 98107.
(4)
FrontFour Master Fund, Ltd., an exempted company formed under the laws of the Cayman Islands (“FrontFour Master Fund”), beneficially owns 81,662.416 of the reported shares. Each of David A. Lorber, Stephen E. Loukas, and Zachary R. George is a managing member and principal owner of FrontFour Capital Group LLC (“FrontFour Capital”), which serves as an investment manager of FrontFour Master Fund. Mr. Lorber disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein. Mr. Lorber also beneficially owns 2,440 shares in his spouse’s IRA.

(5)
These shares are deemed to be beneficially owned by Howard Amster, as a result of his personal ownership and in his capacity as President of Pleasant Lakes Apts. Corp., which is the General Partner of Pleasant Lakes Apts. Limited Partnership, and in his capacity as the trustee of the various trusts listed in the Form 4 filed with the SEC by Mr. Amster on March 2, 2023.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director or Nominee	Dollar Range of Equity Securities in the Company(1)(2)
Interested Directors
David A. Lorber	over $100,000
Independent Directors
Arthur S. Ainsberg	$10,001-$50,000
Howard Amster	over $100,000
Karin Hirtler-Garvey (Nominee)	$10,001-$50,000
Lowell W. Robinson (Nominee)	$10,001-$50,000

(1)	The dollar ranges are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.
(2)
The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $38.70 on the Record Date on the NASDAQ Global Market (the “NASDAQ”). Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

PROPOSAL I:
ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board. Pursuant to our charter and bylaws, the Board is divided into three classes, designated Class I, Class II, and Class III. At the Annual Meeting, two (2) Class III directors shall be elected for three-year terms. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected or until his or her respective successor is duly elected and qualified.

Karin Hirtler-Garvey and Lowell W. Robinson have been nominated for re-election for a three-year term expiring in 2026. If elected, Ms. Hirtler-Garvey will continue to serve as Chair of the Audit Committee, member of the Compensation Committee and member of the Nominating and Corporate Governance Committee, and Mr. Robinson will continue to serve as Chair of the Compensation Committee and member of the Audit Committee.

Ms. Hirtler-Garvey and Mr. Lowell are not being proposed for election pursuant to any agreement or understanding between them and the Company or any other person or entity.

Required Vote

The election of a director requires the affirmative vote of a plurality of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated and will have no effect on this proposal. Abstentions and broker non-votes will not be considered votes cast on this proposal and will have no effect on this proposal.

If a stockholder has delivered its proxy to the Company, and the candidate nominated by the Board should decline or be unable to serve as a director, it is intended that the persons named in the proxy will vote for the election of such person as is nominated by the Board as a replacement. The Board may choose a substitute nominee. If any substitute nominee is designated by the Board, we will file a proxy statement supplement that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the Company’s proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules. The persons named in the proxy card will vote for the substitute nominee chosen by the Board.

Ms. Hirtler-Garvey and Mr. Lowell have consented to being named in this Proxy Statement and to serve as directors if elected. Accordingly, the Board has no reason to believe that Ms. Hirtler-Garvey or Mr. Lowell will be unable or unwilling to serve.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors in accordance with the recommendation of the Board.

Information about the Directors and Director Nominees

The Board has identified certain desired attributes for director nominees. Each of our directors and the director nominees have demonstrated high character and integrity, superior credentials and recognition in his or her respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors and the director nominees also have sufficient time available to devote to the affairs of the Company, are able to work with the other members of the Board and contribute to the success of the Company and can represent the long-term interests of the Company’s stockholders as a whole. Our directors and the director nominees have been selected such that the Board represents a range of backgrounds and experience.

Certain information, as of the Record Date, with respect to the continuing directors and the director nominees for election at the Annual Meeting is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of their particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that such individual should serve as a director of the Company, in light of the Company’s business and structure.

Nominees for Class III Directors — Term Expiring 2026
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director Nominee During Past 5 Years
Independent Director

Karin Hirtler-Garvey, 66	Director	Class III Director since 2011; Term expires 2023	See “Other Directorships Held by Director”
Director of ProSight Global Inc.; USAA Federal Savings Bank; VA Capital Management; and Victory Capital Management. Previously director of ARO Liquidation Inc., the successor company to Aeropostale, Inc.; Aeropostale Inc.; Validus Holdings Ltd.; StarStone and Western World Insurance Group

Lowell W. Robinson, 74	Director	Class III Director since 2019; Term expires 2023	See “Other Directorships Held by Director”
Director of The New York Academy of Sciences. Former director of Starboard Value Acquisition Corporation; Aratana Therapeutics, Inc.; EVINE Live Inc. (formerly ShopHQ); Higher One Holdings, Inc.; Barnes and Noble Education.

(1) The business address of the director nominees is c/o PhenixFIN Corporation, 445 Park Avenue, 10th Floor, New York, NY 10022.

Karin Hirtler-Garvey is not an “interested person” of the Company as defined in the 1940 Act. Ms. Hirtler-Garvey serves as a Director of USAA Federal Savings Bank, a privately held consumer bank, where she formerly served as the Compensation Committee Chair from June 2018 to December 2019, and also serves as the Risk Committee Chair since January 2010 and as a member of the Finance and Audit, Risk, and Nominating and Corporate Governance Committees. She also serves as a Director of ProSight Global Holdings Inc., a privately held specialty insurance company, since August 2021 where she chairs the Audit Committee and serves as a member of the Risk Committee. She also serves as a Director of VA Capital Management, a privately held annuities firm, since August 2018, and a Director of Victory Capital Holdings, a publicly traded asset management firm, since October 2014, where she chairs the Audit Committee. Ms. Hirtler-Garvey served as a Director of StarStone, a specialty insurance company, from December 2019 to November 2020, Western World Insurance Group from December 2006 to June 2019, and chaired the Audit Committee from December 2009 to June 2019, and also served as a Member of its Compensation Committee and Pension Committee from April 2011 to September 2014. From August 2017 to August 2018, she served as a Director of Validus Holdings Ltd., the publicly-traded parent company of Western World. Ms. Hirtler-Garvey also served on the board of ARO Liquidation Inc., the successor company to Aeropostale, Inc., where she served as the Chairman of the Board of Directors from February 2012 to May 2016. Ms. Hirtler-Garvey served on the board of Aeropostale from August 2005 to April 2018 where she was the lead independent director and served as a member of the Nominating and Corporate Governance Committee and Chairperson of the Audit Committee. From May 2009 to December 2011, Ms. Hirtler-Garvey was the Chief Risk Executive for Ally Financial Inc. From June 2008 to June 2009, Ms. Hirtler-Garvey also served as a Director for Residential Capital LLC, a subsidiary of GMAC. From March 2005 to December 2008, Ms. Hirtler-Garvey was a principal in a start-up real estate development venture based in New Jersey. From 1995 to 2005, Ms. Hirtler-Garvey held various senior level management positions at Bank of America, including Chief Operating Officer, Global Markets, President of Trust and Credit Banking Products, and Chief Financial Officer/Chief Operating Officer for the Wealth and Investment Management division. Ms. Hirtler-Garvey is a C.P.A.

Ms. Hirtler-Garvey has had a lengthy tenure in the financial services industry, where she has accumulated extensive experience in senior management positions and serving as a director and on audit committees of public and private companies.

Lowell W. Robinson is not an “interested person” of the Company as defined in the 1940 Act.   Mr. Robinson is an experienced executive with over thirty years of senior global strategic, financial, M&A, operational, turnaround and governance experience. From 2007 through 2009, Mr. Robinson served as the Chief Financial Officer and Chief Operating Officer of MIVA, Inc. (formerly NASDAQ:MIVA), an online advertising network, after initially joining the company in 2006 as its Chief Financial Officer and Chief Administrative Officer. Previously, from 2000 to 2002, he served as the Chief Financial Officer and Chief Administrative Officer at HotJobs.com Ltd. (formerly NASDAQ:HOTJ), an online recruiting and job search engine that was sold to Yahoo! Inc. Mr. Robinson was the Chief Financial Officer and Chief Administrative Officer at PRT Group Inc. (formerly NASDAQ:PRTG), a software and IT services company that he helped take public, from 1997 through 1999. Mr. Robinson also previously held senior financial positions at Advo, Inc. (formerly NYSE:AD), a leading direct-mail and marketing services company, Citigroup Inc. (NYSE:C), Uncle Bens Inc., a subsidiary of Mars, Incorporated, and Kraft Foods Inc. (formerly NYSE:KFT). Mr. Robinson served on the Board of Directors of Barnes and Noble Education Inc. (NYSE:BNED) from 2020 to 2022, where he chaired the Audit Committee and was on the Compensation Committee.  He previously served as a director of each of Starboard Value Acquisition Corporation (until its merger with Cyxtera Technologies Inc. (NASDAQ:CYXT) in July 2021), Aratana Therapeutics, Inc. (NASDAQ: PETX), a commercial-stage biopharma company focused on pet products (May 2018 to July 2019) until its sale to Elanco Animal Health, ShopHQ, a digital omnichannel home shopping network (March 2014 to June 2018), Higher One Holdings, Inc. (formerly NYSE:ONE), a financial technology company focused on providing cost-saving solutions (June 2014 to August 2016), The Jones Group, Inc. (formerly NYSE:JNY), an American designer, marketer and wholesaler of branded clothing, shoes and accessories (2005 to April 2014), Independent Wireless One Corp., Diversified Investment Advisors Inc. and Edison Schools Inc. Since September 2018, Mr. Robinson serves on the executive committee and Board of Directors of The New York Academy of Sciences, a not-for-profit organization dedicated to driving innovative solutions to society’s challenges by advancing scientific research, education and policy. He previously was on the non-profit boards of The Council for Economic Education, The Metropolitan Opera Guild, the Smithsonian Libraries and the University of Wisconsin School of Business, where he currently is on the Advisory Board for its Department of Economics.

Mr. Robinson has broad diversified expertise in various industries, including financial services, corporate finance, M&A and turnaround experience, as well as experience serving as a director of numerous public companies.

Continuing Directors

Class I Directors — Term Expires 2024
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director Nominee During Past 5 Years
Interested Director

David A. Lorber, 44	Director Chairman and Chief Executive Officer	Class I Director, since 2019; Term expires 2024	Chairman and Chief Executive Officer of the Company; Co-Founder, Director, Managing Member, and Portfolio Manager of FrontFour Capital; Co-Founder and Principal of FrontFour Capital Corp.	Director of FrontFour Capital and GSR II Meteora Acquisition Corp.
Independent Director

Howard Amster, 75	Director	Class I Director, since 2020; Term expires 2024
President, Pleasant Lake Apts. Corp. (since 1992); Principal and registered representative, investment advisor and financial options and operations principal, Ramat Securities Ltd. (since 1998); Registered Representative, McDonald Partners LLC (2015-July 2020).
Director, Novation Companies, Inc.; Director and member of the Executive Committee of Horizon Group Properties, Inc.
Class II Directors — Term Expires 2025
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director Nominee During Past 5 Years
Independent Directors

Arthur S. Ainsberg, 76	Director	Class II Director, since 2011; Term expires 2025	President of Ainsberg Associates
Former director of AG Mortgage Investment Trust; Nomura Securities International, Inc.; Nomura Global Financial Products, Inc.; Nomura Holding America, Inc.; and National Financial Partners Corporation

(1) The business address of the directors is c/o PhenixFIN Corporation, 445 Park Avenue, 10th Floor, New York, NY 10022.

Interested Director

David A. Lorber is an “interested person” of the Company as defined in the 1940 Act due to his position as Chief Executive Officer of the Company.  He was appointed Chairman of the Board of the Company and Chief Executive Officer effective January 1, 2021. He is a Co-Founder of FrontFour Capital, an investment adviser, and serves as a Portfolio Manager since January 2007. He is also a Co-Founder of FrontFour Capital Corp., an investment adviser, and has been a Principal since January 2011. Previously, Mr. Lorber was a Senior Investment Analyst at Pirate Capital LLC, a hedge fund, from 2003 to 2006. He was an Analyst at Vantis Capital Management LLC, a money management firm and hedge fund, from 2001 to 2003 and an Associate at Cushman & Wakefield, Inc., a global real estate firm, from 2000 to 2001. Mr. Lorber serves as a director of GSR II Meteora Acquisition Corp. (NASDAQ: GSRM), a blank check company formed for the purpose of effecting a business combination with one or more businesses and FrontFour Capital. From May 2013 until April 2022 Mr. Lorber was the Lead Director of Ferro Corporation (NYSE:FOE), a leading producer of specialty materials and chemicals for manufacturers and served as the Chairman of its Governance & Nomination Committee and a member of its Compensation Committee.

Mr. Lorber’s position as Chief Executive Officer of the Company and his significant financial and investment industry background as well as his board experience and corporate governance awareness from his current and past service as a director allow him to provide valuable advice and guidance to our Board.

Independent Directors

Arthur S. Ainsberg is not an “interested person” of the Company as defined in the 1940 Act. Mr. Ainsberg has over 40 years of experience in the financial services industry and a deep understanding of public and accounting matters for financial service companies. Mr. Ainsberg served as a director, Chairman of the Audit Committee and member of the Compliance Committee of Nomura Securities International, Inc. (the U.S. based broker-dealer of The Nomura Group) from 1996 through December 2014. In September 2012, Mr. Ainsberg was named to the Board of Directors of Nomura Global Financial Products, Inc., and in July 2013, he was named to the Board of Directors of Nomura Holding America, Inc., and served on each board through December 2014. In May 2013, Mr. Ainsberg was named to the Board of Directors of AG Mortgage Investment Trust. AG is a NYSE company, structured as a REIT, investing in various types of mortgage investments and served in such capacity until June 2020. From July 2003 through May 2012, Mr. Ainsberg served as a director for National Financial Partners Corporation, an independent financial services distribution company. From August 2009 through June 2011, Mr. Ainsberg served as Chief Operating Officer of Lehman Brothers Inc. in liquidation, the largest and most complex bankruptcy in the United States. Prior to this engagement, Mr. Ainsberg served as the Independent Consultant for Morgan Stanley & Co. from December 2003 until July 2009, under the Global Research Analyst Settlement, and was responsible for selecting and monitoring the providers of independent research for the clients of Morgan Stanley. Previously, Mr. Ainsberg was Chief Operating Officer at two investment partnerships, Brahman Capital Corp. from 1996 to 2000 and Bessent Capital Corp. during 2001. He also served as Chairman of the New York State Board for Public Accountancy from 1999 to 2000 and was a member of that board from 1993 to 2001. From 1998 to 2000, he was also a member of the Board of District 10 of the National Association of Securities Dealers. Mr. Ainsberg is also the author of Shackleton: Leadership Lessons from Antarctica (2008) and the co-author of Breakthrough: Elizabeth Hughes, the Discovery of Insulin, and the Making of a Medical Miracle (2010).

Mr. Ainsberg has extensive experience in the financial services industry and a deep understanding of public and financial accounting matters for financial services companies.

Howard Amster is not an “interested person” of the Company as defined in the 1940 Act. Mr. Amster has been active in the securities industry from 1979, as investor, registered representative, investment advisor, principal, and co-managed a convertible bond hedging and arbitrage department for a major NYSE brokerage firm. His duties included corporate finance, debt restructuring and creditor claims both in and out of bankruptcy, and serving on creditor committees in bankruptcy proceedings. Since 1992, he has been active in real estate as an investor in apartment projects of approximately 900 units in the Cleveland area. Since 2001, he has served as a member of the Board and the Executive Committee and as a major shareholder of Horizon Group Properties Inc., a real estate operating company (formerly a publicly held REIT) owning and managing outlet malls and a shopping center totaling approximately 2 million square feet of space. From 1988 to early 2020, Mr. Amster was a major shareholder and served as a director of Maple Leaf Financial and its subsidiary, Geauga Savings Bank, based in Newbury, OH. He was the chairman of the ALCO Committee, and member of the loan, personnel, and executive committees. In early 2020, the holding company and the bank were acquired by Farmers National Banc Corp. (ticker symbol FMNB).

Mr. Amster has extensive experience in the securities industry, has been both an investment advisor and a proprietary investor and has served as a director of various companies in the financial sector.  He also has a significant investment position in the Company, aligning his interests with stockholders.

Director Independence

We do not consider a director independent unless the Board has determined that he or she has no material relationship with us. We monitor the relationships of our directors and officers through the activities of our Nominating and Corporate Governance Committee and through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

Our governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee of any change in circumstance that may cause his or her status as an independent director to change. The Board limits membership on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee to independent directors.

In order to evaluate the materiality of any such relationship, the board uses the definition of director independence set forth in the listing rules and regulations of the NASDAQ Stock Market LLC (the “NASDAQ Listing Rules”). Rule 5615(a)(5) of the NASDAQ Listing Rules provides that business development companies, such as the Company, are required to comply with all of the provisions of the Rule 5600 series of rules applicable to domestic issuers other than, in applicable part, Rule 5605(b), the section that defines director independence. A director of a business development company shall be considered to be independent if he or she is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of Arthur Ainsberg, Howard Amster, Karin Hirtler-Garvey, and Lowell W. Robinson is independent, has no material relationship with the Company and is not an interested person of the Company as defined in Section 2(a)(19) of the 1940 Act. David Lorber is an interested person of the Company due to his position as Chief Executive Officer of the Company.

Board Leadership Structure

Our Board monitors and performs an oversight role with respect to the business and affairs of the Company, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to the Company. Among other things, our Board oversees the activities of our executive officers and other management personnel responsible for the Company’s investment portfolio and operations, and approves the engagement, and reviews the performance of, our independent registered public accounting firm.

Under the Company’s bylaws, our Board may designate a Chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him or her by the Board. We do not have a fixed policy as to whether the Chairman of the Board should be an independent director and believe that we should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the best interests of the Company and its stockholders at such times.

Presently, Mr. Lorber serves as the Chairman of our Board. Mr. Lorber is an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company because he is Chief Executive Officer of the Company.

The currently designated lead independent director of our Board is Mr. Ainsberg.

Our corporate governance policies include regular meetings (at least twice on an annual basis) of the independent directors in executive session without the presence of the interested director and management, the establishment of the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the appointment of a Chief Compliance Officer, with whom the independent directors meet regularly without the presence of the interested director and other members of management, for administering our compliance policies and procedures.

We recognize that different board leadership structures are appropriate for companies in different situations. We re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet the Company’s needs.

Board of Directors Role in Risk Oversight

Our Board performs its risk oversight function primarily through (a) its standing Nominating and Corporate Governance Committee and Audit Committee, each of which report to the entire Board and are comprised solely of independent directors, and (b) active monitoring of our Chief Compliance Officer and our compliance policies and procedures.

As described below in more detail under “Committees of the Board of Directors,” the Audit Committee assists the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements.

Our Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. Every quarter, the Board reviews a report from the Chief Compliance Officer discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and its service providers. The Chief Compliance Officer’s quarterly report addresses the following: (a) the operation of the compliance policies and procedures of the Company and its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s quarterly review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee our compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors at least once each year.

We believe that our Board's role in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a business development company (“BDC”). As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 200% (or 150% if, pursuant to the 1940 Act, certain requirements are met) immediately after each time we incur indebtedness, we generally have to invest at least 70% of our total assets in “qualifying assets,” and we are not generally permitted to invest in any portfolio company in which one of our affiliates currently has an investment.

We recognize that different board roles in risk oversight are appropriate for companies in different situations. We re-examine the manner in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet the Company’s needs.

Committees of the Board of Directors

An Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee have been established by our Board. During the fiscal year of 2022, the Board of Directors held 6 meetings, the Audit Committee held 6 meetings, the Nominating and Corporate Governance Committee held 1 meeting, and the Compensation Committee held 4 meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they serve. We require each director to make a diligent effort to attend all Board and meetings of the committees in which he or she serves, as well as each annual meeting of our stockholders.

Audit Committee. The Audit Committee operates pursuant to a charter approved by our Board, a copy of which is available on our website at http://www.phenixfc.com. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include selecting the independent registered public accounting firm for the Company, reviewing with such independent registered public accounting firm the planning, scope and results of its audit of the Company’s financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing the Company’s annual financial statements and periodic filings and receiving the Company’s audit reports and financial statements. The Audit Committee also establishes guidelines and makes recommendations to our Board regarding the valuation of our investments. The Audit Committee is responsible for aiding our Board in overseeing the fair value of debt and equity securities that are not publicly traded or for which current market values are not readily available. The Audit Committee is currently composed of Karin Hirtler-Garvey (chair), Arthur S. Ainsberg, and Lowell W. Robinson, each of whom is independent as set forth in (the NASDAQ Listing Rules and is not an “interested person” (as that term is defined in Section 2(a)(19) of the 1940 Act) of the Company. Karin Hirtler-Garvey serves as Chair of the Audit Committee. Our Board has determined that each of Karin Hirtler-Garvey, Arthur S. Ainsberg, and Lowell W. Robinson is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Each of Karin Hirtler-Garvey, Arthur S. Ainsberg, and Lowell W. Robinson meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board, a copy of which is available on our website at http://www.phenixfc.com. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board or a committee thereof, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee currently does not consider nominees recommended by our stockholders.

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and its stockholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

●	are of high character and integrity;
●	are accomplished in their respective fields, with superior credentials and recognition;
●	have relevant expertise and experience upon which to be able to offer advice and guidance to management;
●	have sufficient time available to devote to the affairs of the Company;
●	are able to work with the other members of the Board and contribute to the success of the Company;
●	can represent the long-term interests of the Company’s stockholders as a whole; and
●	are selected such that with the other members of the Board represent a range of backgrounds and experience.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a Board that best serves the needs of the Company and the interest of its stockholders. The Nominating and Corporate Governance Committee is currently composed of Arthur S. Ainsberg (chair), Howard Amster and Karin Hirtler-Garvey, each of whom is independent as set forth in the NASDAQ Listing Rules and is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company.

Compensation Committee. The Compensation Committee operates pursuant to a charter approved by our Board, a copy of which is available on our website at http://www.phenixfc.com. The Compensation Committee is responsible for formulating and recommending to the full Board the compensation of the Company’s Chief Executive Officer and Chief Financial Officer. Previous to January 1, 2021, when the Company was externally managed, the Compensation Committee was responsible for reviewing and approving the reimbursement by the Company of the compensation of the Company’s Chief Financial Officer, the Company’s Chief Compliance Officer and their respective staffs. The Compensation Committee is currently composed of Karin Hirtler-Garvey, Howard Amster, Arthur S. Ainsberg, and Lowell Robinson (chair), each of whom is independent as set forth in the NASDAQ and is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company’s investor relations department. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board by sending their communications to the Board, c/o PhenixFIN Corporation, 445 Park Avenue, 10th Floor, New York, NY 10022. All stockholder communications received in this manner will be delivered to one or more members of the Board.  The Board members are not required to attend our annual meetings of stockholders. However, all directors are encouraged to attend every annual meeting of stockholders. At our 2022 annual meeting of stockholders, all directors (who were serving as such) were in attendance.

Delinquent Section 16(a) Reports

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports are established by the rules of the SEC, and the Company is required to report herein any failure to file such reports by those due dates. Based solely on a review of the copies of such reports and written representations delivered to the Company by such persons, we believe that there were no failures to comply with Section 16(a) reporting requirements by such persons during the Company’s fiscal year ended September 30, 2022, except for one late Form 4 filing reporting one transaction by Ms. McMillan, and one late Form 4 filing reporting one transaction by Mr. Ainsberg.

Code of Ethics and Practice and Policies Regarding Personal Trading and Hedging of Company Securities

The Company has adopted a Code of Ethics which applies to, among others, our senior officers, including our Chief Executive Officer and our Chief Financial Officer, as well as every officer, director, employee and access person (as defined within the Company’s Code of Ethics) of the Company. The Company’s Code of Ethics can be accessed via our website at http://www.phenixfc.com. The Company intends to disclose any amendments to or waivers from any required provision of the Code of Ethics on Form 8-K.

The Company has established a policy designed to prohibit our executive officers and directors from purchasing or selling shares of the Company while in possession of material nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. The Code of Ethics establishes procedures that apply to our officers, directors, employees and access persons with respect to their personal investments and investment transactions.

In addition, under the Code of Ethics, the Company’s officers, directors, employees and access persons (as such term is defined in the 1940 Act) must receive pre-clearance approval before trading in the Company’s securities. Moreover, officers and directors of the Company are prohibited from engaging in hedging transactions with respect to the Company’s securities, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

Compensation of Directors

The following table sets forth compensation of the Company’s directors for the fiscal year ended September 30, 2022:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Interested Directors
David Lorber(3)		$-	$
Independent Directors
Arthur S. Ainsberg	$211,000	-		$211,000
Howard Amster	$144,000	-		$144,000
Karin Hirtler-Garvey	$186,500	-		$186,500
Lowell W. Robinson	$170,500	-		$170,500

(1)	See below for a breakdown of director fees.
(2)
We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors. However, our independent directors have the option to receive all or a portion of the directors’ fees to which they would otherwise be entitled in the form of shares of our common stock issued at a price per share equal to the greater of our then current net asset value per share or the market price at the time of payment. No shares were issued to any of our independent directors in lieu of cash during the fiscal year ended September 30, 2022.

(3)	Mr. Lorber is an “interested person” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act and was not paid compensation for his role as Chairman of the Board of Directors.

As compensation for serving on our Board, each independent director received compensation according to the following schedule:

Compensation Type	Dollar Amount
Annual Retainers
All Independent Directors	$100,000
Lead Independent Director	$30,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$15,000
Other Audit Committee Members	$12,500
Other Compensation Committee Members	$8,000
Other Nominating and Corporate Governance Committee Members	$8,000

Per Meeting Fees
Board	$3,000
Committee	$2,500

Directors also received reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board and each Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee meeting, if applicable.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) provides information relating to the compensation of the Company’s Named Executive Officers, (“NEOs”) for the fiscal year ended September 30, 2022, who were:

•	David A. Lorber, Chairman of the Board of Directors and Chief Executive Officer;
•	Ellida McMillan, Chief Financial Officer

Effective January 1, 2021, our Board of Directors approved internalizing our operating structure, which we refer to as the “Internalization.” As a result, we began operating as an internally managed non-diversified closed-end management investment company that has elected to be regulated as a business development company under the 1940 Act. Effective January 1, 2021, Mr. Lorber began service as Chairman and Chief Executive Officer, and Ms. McMillan began service as Chief Financial Officer.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain key executives, motivate them to achieve our business objectives, and reward them for performance.

The compensation program for our NEOs is structured to reflect what we believe to be appropriate practices in corporate governance and executive compensation. The Compensation Committee has the primary authority to establish compensation for the NEOs and administers all executive compensation arrangements and policies. The Company’s Chief Executive Officer assists the Compensation Committee by providing recommendations regarding the compensation of NEOs. The Compensation Committee exercises its discretion by modifying or accepting these recommendations. The Chief Executive Officer routinely attends a portion of the Compensation Committee meetings. However, the Compensation Committee typically also meets in executive session without the Chief Executive Officer when discussing compensation matters and on other occasions as determined by the Compensation Committee.

The Compensation Committee takes into account competitive market practices with respect to the salaries and total direct compensation of the NEOs. Members of the Compensation Committee consider market practices by reviewing public information for executives at comparable peers.

The Compensation Committee has authority to engage independent compensation consultants to assist the Compensation Committee and provide advice on a variety of compensation matters relating to NEO compensation, other key employee and independent director compensation, incentive compensation plans and compensation trends and best practices. Although compensation consultants may work directly with management on behalf of the Compensation Committee, any such work is under the ultimate control and supervision of the Compensation Committee.

The Compensation Committee retained Pearl Meyer & Partners LLC (“Pearl Meyer”) as an independent compensation consultant to provide such compensation consulting services for fiscal year 2022, including to benchmark and opine on market competitive compensation levels and mix necessary to attract and retain quality executive officers and independent directors. Pearl Meyer received input from Company management regarding the Company’s strategic goals and the manner in which executive compensation supports these goals. The Compensation Committee evaluated Pearl Meyer’s independence from the Company and determined that Pearl Meyer is independent primarily because it does not work for management of the Company, receives no compensation from the Company other than its work in advising the Compensation Committee and maintains no other economic relationships with the Company or any of its affiliates.

Assessment of Market Data

In assessing the competitiveness of executive compensation levels, the Compensation Committee analyzes market data of certain peer companies, including internally managed BDCs. This analysis focuses on the compensation practices at companies reasonably comparable in management structure, asset size, typical investment size and type and general business scope as compared to the Company. Each key element of compensation is reviewed, including: base salary, annual bonuses and any short- and/or long-term incentives.

In regard to other internally managed BDCs like the Company, the Compensation Committee considers the compensation practices and policies pertaining to executive officers as detailed in their company’s respective proxies, research analysts’ reports and other publicly available information. The Compensation Committee may also rely on other available information to compare compensation practices and policies.

Items taken into account from comparable companies include, but are not necessarily limited to, base compensation, bonus compensation, stock option awards, restricted stock awards and other compensation. In addition to actual levels of compensation, the Compensation Committee also considers other approaches comparable companies are taking with regard to overall executive compensation practices.  Finally, in addition to analyzing comparable companies, the Compensation Committee also evaluates the relative cost structure of the Company as compared to peer companies.

Assessment of Company Performance

The Compensation Committee believes that improving financial performance coupled with improving stockholders’ returns as well as proportional employee compensation are essential components for the Company’s long-term business success. Accordingly, much emphasis is focused on increasing net asset value per share and net investment income. These metrics, along with stock price performance, are the key performance measures the Compensation Committee uses in its assessment of financial performance.

The Company’s investment objective is to generate current income and capital appreciation.  The management team seeks to achieve this objective primarily through making loans, private equity or other investments in privately-held companies.  Such investments are key drivers to stockholder returns and value. Achieving this strategy requires a methodical approach and active monitoring and management of our investment portfolio over time. A meaningful part of the Company’s employee base is dedicated to the maintenance of asset values, the generation of new investment opportunities and sustaining and growing our net asset value, and thus stockholder returns and value. The Compensation Committee believes that stability of the management team is critical to achieving successful implementation of the Company’s strategies. Further, the Compensation Committee, in establishing and assessing executive salary and bonuses, is focused on the Company’s results as compared to its performance prior to undergoing the Internalization and not solely the performance of the Company relative to other comparable companies or industry metrics.

Executive Compensation Components

Overview

For fiscal year 2022, the components of the Company’s direct compensation for NEOs included base salary, discretionary cash bonuses, and long-term incentive awards (“LTIAs”). The Compensation Committee analyzed the competitiveness of the components of compensation described herein on both an individual and aggregate basis. The Compensation Committee believes that the total compensation paid to the NEOs for the fiscal year ended September 30, 2022 is consistent with the overall objectives of the Company.

The Compensation Committee designs each NEO’s direct compensation package to appropriately reward the NEO for his or her contribution to the Company. The judgment and experience of the Compensation Committee are weighed with individual and Company performance metrics and in consultation with the Compensation Committee’s independent third-party compensation consultant and the Company’s Chief Executive Officer to determine the appropriate mix of compensation. The Compensation Committee does not target a specific level of compensation relative to market practice; rather, it used such data as a reference point when establishing compensation levels for NEOs. Both the cash compensation consisting of base salary and discretionary target bonuses as well as the LTIAs tied to achievement of corporate objectives, are intended to motivate NEOs to remain with the Company and work to achieve expected business objectives. Each of Mr. Lorber and Ms. McMillan serves at the pleasure of the Board of Directors, and neither is party to an employment agreement with the Company.

For additional information regarding the compensation of the NEOs for fiscal year 2022, please refer to “2022 Compensation Determination” and “Compensation of Executive Officers.”

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the NEOs in their roles. In connection with establishing the base salary of each NEO, the Compensation Committee and management consider a number of factors, including the seniority and experience level of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the past base salary of the individual and the budgetary constraints of the Company. In addition, the Compensation Committee considers the base salaries paid to comparably situated executive officers and other competitive market practices. Relevant data is provided to the Compensation Committee by its independent third-party compensation consultant.

The salaries of the NEOs are reviewed on an annual basis. The leading factors in determining increases in salary level are individual performance, Company performance, budgetary constraints and competitive pressures. For calendar year 2022, Mr. Lorber received an annual base salary of $495,000. For calendar year 2022, Ms. McMillan received an annual base salary equal to $350,000.  Such amounts were determined to be appropriate with respect to the roles and responsibilities of the NEOs. The Compensation Committee’s goal in setting the base salary levels for the NEOs is to adequately compensate the NEOs for expected base levels of performance and provide for the adequate retention of the NEOs.  The Compensation Committee believes that the base salaries were competitive in the marketplace, consistent with budgetary constraints, and appropriate as a key component of an overall compensation package.

Annual Cash Bonuses

Annual cash bonuses are intended to reward individual performance during the year and can therefore be highly variable from year to year. Cash bonus awards for the NEOs are generally determined by the Compensation Committee annually on a discretionary basis based on performance criteria, particularly corporate and individual performance goals and other measures. Should actual performance exceed expected performance criteria, the Compensation Committee may adjust individual cash bonuses to take such superior performance into account. Likewise, should actual performance fall below expected performance criteria, the Compensation Committee may adjust individual cash bonuses to take such performance into account.

Upon the recommendation of the Compensation Committee, Mr. Lorber’s 2022 annual discretionary bonus was $686,921 which was equal approximately to the target annual bonus amount which had been set at 137.5% of his base salary, as determined by the Compensation Committee in the manner described herein.  Upon the recommendation of the Compensation Committee, Ms. McMillan’s 2022 annual discretionary bonus was $264,928 which was equal approximately to the target annual bonus amount which had been set at 75% of her base salary, as determined by the Compensation Committee in the manner described herein.

The Compensation Committee considered several financial performance metrics as well as other factors when evaluating the cash bonuses paid to NEOs for 2022. The Compensation Committee considered such quantitative metrics as NAV per share, net investment income per share, and operating expenses (as a percentage of equity), as well as Mr. Lorber’s and Ms. McMillan’s respective performance versus the strategic goals that had been set for 2022. The Compensation Committee also consulted with its independent compensation consultant and also took into account Company budgetary constraints. The net result of these considerations resulted in the aforementioned discretionary annual cash bonuses being paid to the NEOs.  In particular, cash bonuses paid to NEOs for 2022 performance included recognition of the Company’s financial results, including net asset value (“NAV”) per share growth, net investment income and key operational achievements, all in a challenging market environment.

The amount of the annual cash bonus paid to each NEO for 2022 is presented under the caption entitled “Compensation of Executive Officers - Summary Compensation Table.” The Compensation Committee believes that these annual cash bonus awards are individually appropriate based on 2022 performance. Such bonuses comprise a key component of the Company’s overall compensation program.

2022 Long-Term Cash Incentive Plan

On May 9, 2022, the Board of Directors of the Company adopted the PhenixFIN 2022 Long-Term Cash Incentive Plan (the "CIP") pursuant to the recommendation by the Compensation Committee. The CIP provides for performance-based cash awards to key employees of the Company, as approved by the Compensation Committee, based on the achievement of pre-established financial goals for the relevant performance period. The performance goals may be expressed as one or a combination of net asset value of the Company, net asset value per share of the Company's common stock, changes in the market price of shares of the Company's common stock, individual performance metrics and/or such other goals and objectives the Compensation Committee considers relevant.

The Compensation Committee in April 2022 approved awards for the three-year performance period commencing on January 1, 2022 and ending on December 31, 2024. Each participant is eligible to receive an amount of cash equal to 0%-200% of his or her target performance award, based on the achievement of NAV and NAV per share goals (weighted at 30% and 70%, respectively) as of the end of the performance period (the "Performance Goals"). Performance is evaluated separately for each Performance Goal. Each Performance Goal is subject to (i) a threshold level of performance at which a percentage of the target performance award attributable to that Performance Goal may be paid and below which no payment is made pursuant to an award, (ii) a target level of performance at which 100% of the target performance award attributable to that Performance Goal may be paid and (iii) a maximum level of performance, at which 200% of the target performance award attributable to that Performance Goal may be paid, in each case subject to such other terms and conditions of an award. No payment is made with respect to a Performance Goal if a threshold level of performance is not achieved. Between threshold, target and maximum performance levels for each Performance Goal, the amount of the award attributed to the Performance Goal will be linearly interpolated. The target performance award for Mr. Lorber and Ms. McMillan is $890,000 and $380,000, respectively. During the year ended September 30, 2022, no accrual was recorded for this plan.

In December 2022, the Compensation Committee approved awards for Mr. Lorber and Ms. McMillan for the three-year performance period commencing on January 1, 2023 and ending on December 31, 2025. Each participant is eligible to receive an amount of cash equal to 0%-200% of their target performance award, based on the achievement of NAV and NAV per share goals (weighted at 20% and 80%, respectively) as of the end of the performance period. Performance is evaluated separately for each Performance Goal. The threshold, target and maximum performance levels are structured similar to those of the April 2022 awards.  The target performance award for each of Mr. Lorber and Ms. McMillan is $890,000 and $380,000, respectively.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies to the extent compensation paid to any “covered employee” exceeds $1 million in a given taxable year. If we pay any of our “covered employees” compensation in excess of $1 million for any taxable year, the Company generally cannot deduct such excess compensation for U.S. federal income tax purposes. For purposes of Section 162(m), a “covered employee” includes our CEO and our CFO and any other NEO that the Company may designate in the future. In addition, once a person is determined to be a covered employee, such person continues to be a covered employee regardless of whether such person remains an NEO.

While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee also considers other factors in making compensation decisions and retains the flexibility to authorize amounts and forms of compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by the Company for tax purposes.

Risk Management and Compensation Policies and Practices

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee has reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking and concluded: compensation is allocated among base salaries, discretionary cash bonuses, and LTIAs in such a way as to not encourage excessive risk-taking.

Stockholder Advisory Vote on Executive Compensation

In accordance with applicable regulations, the Company held its first advisory votes at the Company’s 2022 annual meeting, whereby Company shareholders voted, on an advisory basis, on each of (i) the frequency at which shareholders will conduct advisory votes regarding executive compensation of NEOs and (ii) the approval of the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K. Both proposals were approved by the requisite vote of shareholders. In addition, the Board determined that, consistent with the shareholders’ advisory vote at the Company’s 2022 annual meeting, it will include in our proxy materials a shareholder vote on executive compensation every year until the next required shareholder vote on the frequency of shareholder votes concerning executive compensation.

Conclusion

We believe that our compensation policies and objectives are designed to fairly compensate, retain and motivate our NEOs and to ultimately reward them for outstanding performance. The retention and motivation of our NEOs should enable us to grow strategically and position ourselves competitively in the market in which we operate.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE MEMBERS

Lowell Robinson, Chair
Arthur Ainsberg
Karin Hirtler-Garvey
Howard Amster

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation of the Company’s NEOs, for the fiscal year ended September 30, 2022:

Name and Principal Position	Year	Salary(1)	Bonus(2)	Total
David A. Lorber Chairman of the Board of Directors and Chief Executive Officer	2022	$495,000.00	$686,921.00	$1,181,921.00
Ellida McMillan Chief Financial Officer	2022	$350,000.00	$264,928.00	$614,928.00

(1)
Effective January 1, 2021, Mr. Lorber began service as Chairman and Chief Executive Officer, and Ms. McMillan began service as Chief Financial Officer. The salaries of Mr. Lorber and Ms. McMillan were paid pursuant to the employment arrangements with such individuals and the Company.

(2)
Mr. Lorber’s target discretionary annual bonus amount was 137.5% of his base salary, and Mr. Lorber received the full targeted amount. Ms. McMillan’s target discretionary annual bonus amount was 75% of her base salary, and Ms. McMillan received the full targeted amount.

PROPOSAL II:
RATIFICATION OF APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2023 FISCAL YEAR

General Information

The Audit Committee and the independent directors of the Board have appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023, and the Audit Committee has asked that this selection be ratified by our stockholders. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, the Audit Committee is requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of KPMG LLP as the independent registered public accounting firm. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

KPMG LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Representatives of Ernst & Young LLP will not be present at the Annual Meeting.

Change in Independent Registered Public Accounting Firm

The Audit Committee and the independent directors of the Board have dismissed Ernst & Young LLP as the Company’s independent registered public accounting firm, effective February 27, 2023, and have appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023.

Ernst & Young LLP audited the Company’s financial statements for the fiscal years ended September 30, 2021 and 2022. The audit reports of Ernst & Young LLP on the Company's consolidated financial statements as of and for the fiscal years ended September 30, 2021 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 2021 and 2022 and the subsequent period preceding February 27, 2023, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of such disagreements in connection with its reports, nor were there any “reportable events”, as such term is described in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

During the fiscal years ended September 30, 2021 and 2022 and through February 27, 2023, neither the Company nor any person on its behalf has consulted with KPMG LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Securities Exchange Act of 1934.

On March 3, 2023, the Company filed with the SEC a Current Report on Form 8-K disclosing the appointment of KPMG LLP and dismissal of Ernst & Young LLP. The Company provided Ernst & Young LLP with a copy of such Current Report on Form 8-K, which included as Exhibit 16.1 a letter from Ernst & Young LLP addressed to the SEC indicating whether it agrees with such disclosures.

Fees Paid to the Independent Registered Public Accounting Firm

The following table (in thousands) displays fees for professional services by Ernst & Young LLP for the fiscal years ended September 30, 2022 and 2021:

	Fiscal Year Ended September 30, 2022	Fiscal Year Ended September 30, 2021
Audit Fees	$642	$670
Audit Related Fees	-	-
Tax Fees	90	65
All Other Fees	-	-
	$732	$735

Audit Fees:    Audit fees include fees for services that normally would be provided by the independent auditor in connection with statutory and regulatory filings or engagements and that generally only an independent registered public accounting firm can provide. In addition to fees for the audit of our annual financial statements and the review of our quarterly financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees:    Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Services Fees:    Tax services fees consist of fees billed for professional tax services. These services also include assistance regarding federal, state and local tax compliance.

All Other Fees:    Other fees would include fees for products and services other than the services reported above.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee is composed of Karin Hirtler-Garvey (chair), Arthur S. Ainsberg, and Lowell W. Robinson, each of whom is an independent director.

Management is responsible for the Company’s internal control over financial reporting and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with standards of the PCAOB, and expressing an opinion on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles (“GAAP”). The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at periodically scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Review with Management

The Audit Committee has reviewed, and discussed with management, the Company’s audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the periods reflected in the financial statements, with and without management present. The Audit Committee included in its review and discussion the results of Ernst & Young LLP’s audit, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee concluded that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also discussed with Ernst & Young LLP matters relating to Ernst & Young LLP’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting and as required by PCAOB Auditing Standard AS1301, Communications with Audit Committees. In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company, as well as the matters in the written disclosures received from Ernst & Young LLP and required by PCAOB Rule 3520 (Auditor Independence). The Audit Committee received a letter from Ernst & Young LLP confirming its independence and discussed it with them. The Audit Committee discussed and reviewed with Ernst & Young LLP the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of Ernst & Young LLP’s audit and all fees paid to Ernst & Young LLP during the fiscal year. The Audit Committee has adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed for the Company. The Audit Committee has reviewed and considered the compatibility of Ernst & Young LLP’s performance of non-audit services with the maintenance of Ernst & Young LLP’s independence as the Company’s independent registered public accounting firm.

Conclusion

Based on the Audit Committee’s review and discussions with management and Ernst & Young LLP, the Audit Committee’s review of the Company’s audited financial statements, the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements as of and for the year ended September 30, 2022, be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, for filing with the SEC. The Audit Committee recommended the selection of KPMG LLP to serve as the independent registered public accounting firm of the Company for the year ending September 30, 2023.

Respectfully Submitted,

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Karin Hirtler-Garvey, Chair
Arthur S. Ainsberg
Lowell W. Robinson

The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Complaints Regarding Accounting Matters

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee Chairman. Complaints may be submitted on an anonymous basis.

The Chief Compliance Officer may be contacted at:

Gerald Cummins, Chief Compliance Officer
c/o PhenixFIN Corporation
445 Park Avenue, 10th Floor
New York, New York 10022

The Audit Committee Chair may be contacted at:

Karin Hirtler-Garvey, Audit Committee Chair
c/o PhenixFIN Corporation
445 Park Avenue, 10th Floor
New York, New York 10022

Required Vote

The affirmative vote of a majority of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting is required to approve this proposal. Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending September 30, 2023.

Abstentions are not considered votes cast on this proposal and will not have an effect on the vote for purposes of ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm. Because brokers may have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may be permitted to vote your shares for this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2023.

If you validly sign and return but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the ratification of appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the 2023 fiscal year in accordance with the recommendation of the Board.

PROPOSAL III:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. Specifically, this Proposal III, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. Consistent with the stockholders’ 2022 advisory vote on the frequency of holding an advisory vote on the Company’s executive compensation, we are seeking an advisory vote on executive compensation every year until the next required stockholder vote on the frequency of stockholder votes on executive compensation. This vote is not intended to address any particular form of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. More detailed discussion regarding the compensation of our NEOs is provided under the sections “Compensation Discussion and Analysis” and “Compensation of Executive Officers” above.

Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and objectives, and the core of which is to pay our NEOs based on our and their performance. Specifically, the Compensation Committee strives to fairly compensate, retain and motivate our NEOs and to ultimately reward them for outstanding performance. To do so, the Compensation Committee uses compensation programs designed to reflect what it believes to be appropriate practices in corporate governance and executive compensation.

We are asking our stockholders to indicate their support for the compensation of our NEOs as set forth in this Proxy Statement. Accordingly, we recommend our stockholders vote “FOR” the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the other related disclosure contained in such Proxy Statement.

The vote for this Proposal III is advisory, and is therefore not binding upon the Compensation Committee, our Board or the Company. Our Compensation Committee and our Board value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will carefully consider our stockholders’ concerns, and the Compensation Committee and our Board will evaluate whether any actions are necessary to address such concerns.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting is required to approve this proposal. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote “FOR” the proposal to approve the executive compensation.

Abstentions and broker non-votes will not be considered votes cast on this proposal and will have no effect on this proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

If you validly sign and return but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the advisory resolution to approve the compensation of the Company’s NEOs in accordance with the recommendation of the Board.

OTHER BUSINESS

The Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the Annual Meeting on which action can properly be taken, it is intended that the proxies will vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Annual Meeting.

AVAILABLE INFORMATION

We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. This information will also be available free of charge by contacting us at PhenixFIN Corporation, 445 Park Avenue, 10th Floor, New York, NY 10022, by telephone at (212) 859-0390, or on our website at http://www.phenixfc.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting, if any, must be submitted to us as set forth below.

The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements are met. The Company expects that the 2024 Annual Meeting of Stockholders will be held in the second calendar quarter of 2024, but the exact date, time, and location of that meeting have yet to be determined. If the 2024 Annual Meeting of Stockholders is held within thirty (30) days from the first anniversary of the Annual Meeting, a stockholder who intends to present a proposal in the Company’s proxy statement for that annual meeting, including the nomination of a director, must submit the proposal in writing to Ellida McMillan, PhenixFIN Corporation, at its address of 445 Park Avenue, 10th Floor, New York, NY 10022, and the proposal should be received by the Company between September 19, 2023 and 5:00 p.m. Eastern Time on November 18, 2023. In the event that the date of that annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the Annual Meeting, we shall inform our stockholders, in our earliest possible quarterly report on Form 10-Q, of such change and the new dates for submitting stockholder proposals or director nominations.

If the stockholder is not seeking inclusion of a proposal in the Company’s proxy statement for that annual meeting, the stockholder’s notice of the proposal must be delivered to or mailed and received at the Company’s address no later than November 18, 2023. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Online Access to Annual Reports on Form 10-K and Proxy Statements

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for our fiscal year ended September 30, 2022, are available at www.phenixfc.com. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Householding of Proxy Materials

In a further effort to reduce printing costs, postage fees and the impact on the environment, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless any of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are a stockholder of record and share an address with another stockholder and received only one set of proxy materials, but would like to request a separate copy of these materials, please contact Okapi Partners LLC by calling (212) 297-0720, toll-free at (877) 796-5274 or by email to info@okapipartners.com. Similarly, if you are a stockholder of record, you may also contact Okapi Partners LLC if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

By order of the Board of Directors,

/s/ David Lorber
David Lorber
Chairman of the Board

New York, New York
March 14, 2023

PRIVACY NOTICE

We are committed to maintaining the privacy of our stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any non-public personal information relating to our stockholders, although certain non-public personal information of our stockholders may become available to us. We do not disclose any non-public personal information about our stockholders or former stockholders to anyone, except as permitted by law, or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).

We restrict access to non-public personal information about our stockholders to employees with a legitimate business need for the information. We will maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our stockholders.

PHENIXFIN CORPORATION
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PFX2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03144-P86966 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PHENIXFIN CORPORATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES, AND FOR PROPOSALS 2 AND 3:

	For	Withhold	Abstain
1. Election of Directors to hold office for a term of three years, or until the successor is duly elected and qualified			
1a. Karin Hirtler-Garvey	☐	☐	☐
1b. Lowell W. Robinson	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V03145-P86966

PHENIXFIN CORPORATION
Annual Meeting of Stockholders
April 27, 2023 at 10:00 AM, ET
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints David Lorber and Ellida McMillan, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders (the "Annual Meeting") of PhenixFIN Corporation (the "Company") to be held virtually at *www.virtualshareholdermeeting.com/PFX2023* on April 27, 2023 at 10:00 AM, Eastern Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the Annual Meeting, and any adjournments or postponements thereof, with all the powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, and the Company's Annual Report on Form 10-K for the fiscal year ended 2022, and revokes any proxy heretofore given with respect to the Annual Meeting. In order to attend the virtual meeting, log in at www.virtualshareholdermeeting.com/PFX2023 using your 16 digit control number provided. If you do not have your control number, you may still access the meeting as a guest, but you will not be able to vote or submit questions. If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on our virtual shareholder login site (at www.virtualshareholdermeeting.com/PFX2023) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Annual Meeting at 9:45 AM, Eastern Time, on April 27, 2023.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE; where no choice is specified it will be voted FOR Proposals 1, 2, and 3 and in the discretion of the proxies with respect to any other matters that may come before the meeting on which action can properly be taken, including any adjournments thereof.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE